SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 10, 2013

Date of Report (Date of earliest event reported)

Armada Oil, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-52040

(Commission File Number)

98-0195748

(I.R.S. Employer Identification No.)

10777 Westheimer Rd.

Suite 1100

Houston, Texas 77042

(Address of principal executive offices)

(800) 676-1006

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On January 10, 2013, Armada Oil, Inc. (the “Company”) entered into a second amendment to the Purchase and Option Agreement (the “Amendment #2”) entered into between the Company and TR Energy, Inc. (“TR Energy”) dated February 7, 2012, and amended September 25, 2012, whereby the Company acknowledged that it has executed the option to pay $736,000 to TR Energy for an additional 320 acres of land further described in the Purchase and Option Agreement and both parties have agreed to revise the payment schedule as follows:

(a) The first installment of $250,000 is due and payable on or before February 28, 2013

(b) The second installment of $243,000 is due and payable on or before April 30, 2013

(c) The third and final installment of $243,000 is due and payable on or before May 1, 2013.

The description of Amendment #2 contained herein is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.1 hereto.

SECTION 9. Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

The following exhibits are furnished as part of this report:

Number Description

10.1 Amendment and Extension Purchase and Option Agreement Bear Creek Prospect & Overland Trail Prospect Carbon County, Wyoming, dated January 10, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on January 16, 2013.

Armada Oil, Inc.

By: /s/ James J. Cerna, Jr.

James J. Cerna, Jr.

President and Chief Executive Officer